UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2012

United Parcel Service, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 828-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 24, 2012, United Parcel Service, Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the underwriters listed on Schedule II thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $375,000,000 aggregate principal amount of 1.125% Senior Notes due October 1, 2017, $1,000,000,000 aggregate principal amount of 2.450% Senior Notes due October 1, 2022 and $375,000,000 aggregate principal amount of 3.625% Senior Notes due October 1, 2042 (the “Transaction”). The Company intends to use the net proceeds of the Transaction to repay, at maturity, the $1.75 billion in principal outstanding of its 4.50% senior notes, which mature on January 15, 2013.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-170435).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement

4.1	Form of Note for 1.125% Senior Notes due October 1, 2017

4.2	Form of Note for 2.450% Senior Notes due October 1, 2022

4.3	Form of Note for 3.625% Senior Notes due October 1, 2042

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: September 27, 2012	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President and Chief Financial Officer